As filed with the Securities and Exchange Commission on September 24, 2021

Registration No. 333-259427

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in governing instruments)

14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Rose
Executive Vice President, General Counsel and Secretary
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard M. Brand
Gregory P. Patti Jr.
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
(212) 504-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒

Non- accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	6,040,888	$14.87	$89,828,004.60	$9,800.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is based on the average of the high and low sale prices of the registrant’s Common Stock on the New York Stock Exchange, Inc. on September 8, 2021.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ashford Hospitality Trust, Inc. is filing this Pre-Effective Amendment No. 1 to its Registration Statement on Form S-11 (Registration No. 333-259427) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 8.1, which has not been previously filed. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The preliminary prospectus is unchanged and has therefore been omitted.

PART II

Information Not Required In Prospectus

Item 31.   Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the offering described in this registration statement. All expenses incurred with respect to the registration of the Common Stock will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$9,800
Legal Fees and Expenses*	$300,000.00
Accounting Fees and Expenses*	$25,000.00
Total	$334,800

*	Estimated solely for the purpose of this Item. Actual expenses may vary.

Item 32.   Sales to Special Parties.

Not applicable.

Item 33.   Recent Sales of Unregistered Securities.

Not applicable.

Item 34.   Indemnification of Directors and Officers.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Company’s Charter requires it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our present and former directors and officers, whether serving us or any other entity at our request, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity. The bylaws of the Company establish certain procedures for indemnification and advancement of expenses pursuant to Maryland law and the Company’s Charter.

The MGCL requires a corporation (unless its charter provides otherwise, which the our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Company has entered into indemnification agreements with certain of its directors and officers. Under the indemnification agreements, the Company will indemnify each indemnitee to the maximum extent permitted by Maryland law for liabilities and expenses arising out of the indemnitee’s service to the Company or other entity for which such indemnitee is or was serving at the request of the Company. The indemnification agreements also provide (a) for the advancement of expenses by the Company, subject to certain conditions, (b) a procedure for determining an indemnitee’s entitlement to indemnification and (c) for certain remedies for the indemnitee. In addition, the indemnification agreements require the Company to use its reasonable best efforts to obtain directors and officers liability insurance on terms and conditions deemed appropriate by the Board.

The Company maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by the Company. The effect of these insurance policies is to indemnify any directors or officers of the Company against expenses, judgments, attorneys’ fees and other amounts paid in settlements incurred by a director or officer upon a determination that such person acted in accordance with the requirements of such insurance policy.

Item 35.   Treatment of Proceeds from Stock Being Registered.

None.

Item 36.   Financial Statements and Exhibits.

(a)     Financial Statements. The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation by Reference.”

(b)     Exhibits. The list of exhibits filed with or incorporated by reference in this registration statement is set forth in the Exhibit Index below.

Item 37.   Undertakings.

(i)    The undersigned registrant hereby undertakes:

(A)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)    To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)  That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(ii)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Separation and Distribution Agreement, dated October 31, 2014, by and between Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 2.1 to Form 8-K, filed on November 6, 2014, for the event dated October 31, 2014) (File No. 001-31775)

3.1	Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 filed May 15, 2015)

3.2	Amendment Number Two to Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on May 22, 2017) (File No. 00131775)

3.3	Articles of Amendment to the Company’s Charter (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on July 1, 2020) (File No. 001-31775)

3.4	Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014, by Amendment No. 2 on October 19, 2015 and by Amendment No. 3 on August 2, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 8, 2016) (File No. 001-31775)

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of Form S-11/A, filed on August 20, 2003) (File No. 001-31775)

4.1.1	Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)

4.1.2	Form of Certificate of Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1.2 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)

4.2.1	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A, filed July 17, 2007)

4.2.2	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed July 17, 2007)

4.3.1	Articles Supplementary for Series E Cumulative Preferred Stock, dated April 15, 2011 (incorporated by reference to Exhibit 3.6 to the Registrant’s Form 8-A, filed April 18, 2011)

4.3.2	Form of Certificate of Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed April 18, 2011)

4.4	Articles Supplementary for Series F Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on July 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8- K, filed July 12, 2016) (File No. 001-31775)

4.5	Articles Supplementary for Series G Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on October 17, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on October 18, 2016) (File No. 001-31775)

Exhibit No.	Description of Document

4.6	Articles Supplementary for Series H Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 22, 2017) (File No. 001-31775)

4.7	Articles Supplementary for Series I Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 14, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on November 14, 2017) (File No. 001-31775)

5.1**	Legal Opinion of Hogan Lovells US LLP

8.1*	Opinion of Locke Lord LLP regarding certain tax matters.

10.1	Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on April 15, 2016) (File No. 001-31775)

10.1.2	Amendment No. 1 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 12, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on July 12, 2016) (File No. 001-31775)

10.1.3	Amendment No. 2 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated October 18, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on October 18, 2016) (File No. 001-31775)

10.1.4	Amendment No. 3 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated August 25, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on August 25, 2017) (File No. 001-31775)

10.1.5	Amendment No. 4 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated November 17, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on November 17, 2017) (File No. 001-31775)

10.1.6	Amendment No. 5 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated December 13, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on December 14, 2017) (File No. 001-31775)

10.1.7	Amendment No. 7 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 15, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on July 15, 2020) (File No. 001-31775)

10.2	Registration Rights Agreement among Ashford Hospitality Trust, Inc. and the persons named therein (incorporated by reference to Exhibit 10.2 of Form S-11/A, filed on July 31, 2003) (File No. 001-31775)

10.3.1†	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. dated May 17, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on May 20, 2011, for the event dated May 17, 2011) (File No. 001-31775)

10.3.1.1†	Amendment No. 1 to 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated May 13, 2014 (incorporated by reference to Exhibit 10.2 of Form 8-K, filed on May 19, 2014) (File No. 001-31775)

Exhibit No.	Description of Document

10.3.1.2†	Amendment No. 3 to 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated May 16, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed May 22, 2017) (File No. 001-31775)

10.3.1.3†	Amendment No. 4 to 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated July 15, 2020 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed July 15, 2020) (File No. 001-31775)

10.3.2†	Form of LTIP Unit Award Agreement, dated March 21, 2008 (incorporated by reference to Exhibit 10.3.3 of Form 10-K, filed on March 3, 2014) (File No. 001-31775)

10.3.3†	Form of Performance LTIP Unit Award Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K, filed on April 7, 2016) (File No. 001-31775)

10.3.4†	Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, filed on April 7, 2016) (File No. 001-31775)

10.3.5†	Amended and Restated Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3.6 of Form 10-K, filed on March 16, 2017) (File No. 001-31775)

10.3.6†	Amended and Restated Form of Performance LTIP Unit Award Agreement (incorporated by reference to Exhibit 10.3.7 of Form 10-K, filed on March 16, 2017) (File No. 001-31775)

10.3.7†	Form of LTIP Unit Award Agreement (incorporated by reference to Exhibit 10.3.7 of Form 10-K, filed on March 12, 2020)

10.3.8†	Form of Performance LTIP Unit Award Agreement (incorporated by reference to Exhibit 10.3.8 of Form 10-K, filed on March 12, 2020)

10.3.9†	Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3.9 of Form 10-K, filed on March 12, 2020)

10.4	Non-Compete/Services Agreement, dated as of March 21, 2008, between Ashford Hospitality Trust, Inc. and Archie Bennett, Jr. (incorporated by reference to Exhibit 10.4 of Form 10-K, filed on March 3, 2014) (File No. 001-31775)

10.5	Chairman Emeritus Agreement, dated January 7, 2013, between Ashford Hospitality Trust, Inc. Ashford Hospitality Limited Partnership, and Archie Bennett, Jr. (incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 9, 2013) (File No. 001-31775)

10.6.1	Form of Management Agreement between Remington Hotels and Ashford TRS Corporation (incorporated by reference to Exhibit 10.10 of Form S-11/A, filed on July 31, 2003) (File No. 001-31775)

10.6.2	Hotel Management Agreement between Remington Management, L.P. and Ashford TRS companies (incorporated by reference to Exhibit 10.6.1 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)

10.6.3	Hotel Master Management Agreement between Remington Lodging & Hospitality, LLC and PHH TRS Corporation (incorporated by reference to Exhibit 10.6.2 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)

Exhibit No.	Description of Document

10.6.4	First Amendment to Hotel Master Management Agreement between Remington Lodging & Hospitality, LLC and Ashford TRS Corporation dated August 29, 2003, effective November 19, 2013 (incorporated by reference to Exhibit 10.2 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)

10.6.5	First Amendment to Hotel Master Management Agreement between Remington Lodging & Hospitality, LLC and Ashford TRS Corporation dated September 29, 2006, effective November 19, 2013 (incorporated by reference to Exhibit 10.3 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)

10.7	Form of Lease Agreement between Ashford Hospitality Limited Partnership and Ashford TRS Corporation (incorporated by reference to Exhibit 10.11 of Form S-11/A, filed on July 31, 2003) (File No. 001-31775)

10.8	Contribution and Purchase and Sale Agreement, dated December 27, 2004, between the Registrant and FGSB Master Corp. (incorporated by reference to Exhibit 10.12 of Form 10-K, filed on March 1, 2013) (File No. 001-31775)

10.9	Release and Waiver Agreement, Dated March 31, 2011, by and between Ashford Hospitality Trust, Inc. and Mr. Alan Tallis, former Executive Vice President of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on April 6, 2011, for the event dated April 11, 2011) (File No. 001-31775)

10.10	Indemnity Agreement dated March 10, 2011, between the Registrant and Remington Lodging & Hospitality, LLC (incorporated by reference to Exhibit 10.31 to the Registrant’s Form 10-Q, filed on May 10, 2011) (File No. 001-31775)

10.11	Right of First Offer Agreement between Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc., dated November 19, 2013 (incorporated by reference to Exhibit 10.6 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)

10.12	Option Agreement Pier House Resort by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013 (incorporated by reference to Exhibit 10.7 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)

10.13	Option Agreement Crystal Gateway Marriott by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013 (incorporated by reference to Exhibit 10.8 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)

10.14	Registration Rights Agreement by and between Ashford Hospitality Prime, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013 (incorporated by reference to Exhibit 10.9 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)

Exhibit No.	Description of Document

10.15	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Monty Bennett, regarding the sale of Class B company interests of AIM Management Holdco, LLC (incorporated by reference to Exhibit 10.3 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001-31775)

10.16	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Rob Hays, regarding the sale of Class B company interests of AIM Management Holdco, LLC (incorporated by reference to Exhibit 10.4 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001- 31775)

10.17	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Monty Bennett, regarding the sale of Class B limited partnership interests of AIM Performance Holdco, LP (incorporated by reference to Exhibit 10.5 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001-31775)

10.18	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Rob Hays, regarding the sale of Class B limited partnership interests of AIM Performance Holdco, LP (incorporated by reference to Exhibit 10.6 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001-31775)

10.19	Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on October 15, 2014) (File No. 001-31775)

10.20	Third Amended and Restated Limited Partnership Agreement of AIM Performance Holdco, LP (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on November 6, 2014, for the event dated November 5, 2014) (File No. 001-31775)

10.21	Second Amended and Restated Limited Liability Company Operating Agreement of AIM Management Holdco, LLC (incorporated by reference to Exhibit 10.2 of Form 8-K, filed on November 6, 2014, for the event dated November 5, 2014) (File No. 001-31775)

10.22	Tax Matters Agreement, dated October 31, 2014, between Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.1 to Form 8-K, filed on November 6, 2014, for the event dated October 31, 2014) (File No. 001-31775)

10.23.1	Amended and Restated Advisory Agreement, dated as of June 10, 2015, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on June 12, 2015) (File No. 001-31775)

10.23.2	Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated June 26, 2018, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC, dated June, 26, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 26, 2018 (File No. 001-31775)

10.23.3	Extension Agreement to Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated March 13, 2020, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc., and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.2 of Form 8-K filed on March 16, 2020)

Exhibit No.	Description of Document

10.23.4	Second Amended and Restated Advisory Agreement, dated as of January 14, 2021, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 to Form 8-K, filed on January 15, 2021) (File No. 001-31775)

10.24	Assignment and Assumption Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.2 to Form 8-K, filed on November 18, 2014, for the event dated November 12, 2014) (File No. 001-31775)

10.25	Licensing Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.3 to Form 8-K, filed on November 18, 2014, for the event dated November 12, 2014) (File No. 001-31775)

10.26	Letter Agreement dated December 14, 2014, between PRISA III Investments, LLC, a Delaware limited liability company and Ashford Hospitality Limited Partnership, a Delaware limited partnership (incorporated by reference to Exhibit 10.1 to Form 8-K, filed on December 19, 2014) (File No. 001-31775)

10.27.1	Letter Agreement, dated September 17, 2015, by and between Ashford Hospitality Trust, Inc., and Ashford Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on September 18, 2015) (File No. 001-31775)

10.27.2	Letter Agreement, dated March 13, 2020, by and between Remington Lodging & Hospitality, LLC and Ashford TRS Corporation (incorporated by reference to Exhibit 10.4 of Form 8-K filed on March 16, 2020)

10.28	Restricted Stock Award Agreement, dated February 20, 2017, by and between Ashford Hospitality Trust, Inc. and Douglas A. Kessler (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on February 21, 2017) (File No. 001-31775).

10.29	Amended and Restated Employment Agreement, dated as of February 20, 2017, by and among Ashford Inc., Ashford Hospitality Advisors LLC and Douglas A. Kessler (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on February 21, 2017) (File No. 001-31775).

10.30	Indemnification Agreement, dated as of February 20, 2017, by and between Ashford Hospitality Trust, Inc. and Douglas A. Kessler (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on February 21, 2017) (File No. 001-31775).

10.31	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Tipton Lakes LP, Ashford Scottsdale LP, Ashford Phoenix Airport LP, Ashford Hawthorne LP, Ashford San Jose LP, Ashford LV Hughes Center LP and Ashford Plymouth Meeting LP, as borrowers (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.32	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior A LLC, as borrower (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

Exhibit No.	Description of Document

10.33	Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Newark LP, Ashford BWI Airport LP, Ashford Oakland LP, Ashford Plano-C LP, Ashford Plano-R LP, Ashford Manhattan Beach LP and Ashford Basking Ridge LP as borrowers (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.34	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior B LLC, as borrower (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.35	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford MV San Diego LP, Ashford Bucks County LLC, New Fort Tower I Hotel Limited Partnership, Ashford Coral Gables LP and Ashford Minneapolis Airport LP, as borrowers (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.36	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior C LLC, as borrower (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.37	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior C LLC, as borrower (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.38	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Dulles LP, Ashford Santa Fe LP, Ashford Market Center LP, New Beverly Hills Hotel Limited Partnership and Ashford Atlantic Beach LP, as borrowers (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.39	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior D LLC, as borrower (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.40	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior D LLC, as borrower (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.41	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Memphis LP, Ashford Philly LP, Ashford Anchorage LP, Ashford Lakeway LP and Ashford Fremont LP, as borrowers (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

Exhibit No.	Description of Document

10.42	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior E LLC, as borrower (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.43	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior E LLC, as borrower (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.44	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Downtown Atlanta LP, Ashford Flagstaff LP, Ashford Walnut Creek LP, Ashford Bridgewater Hotel Partnership, LP and Ashford Durham I LLC, as borrowers (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.45	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior F LLC, as borrower (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.46	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior F LLC, as borrower (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

10.47	Consolidated, Amended and Restated Hotel Master Management Agreement, dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation and Remington Lodging & Hospitality, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001- 31775)

10.48	Master Project Management Agreement, dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation, Project Management LLC and Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001-31775)

10.49	Amended and Restated Mutual Exclusivity Agreement, dated August 8, 2018, by and among Ashford Hospitality Limited Partnership, Ashford Hospitality Trust, Inc. and Remington Lodging & Hospitality, LLC, as consented to by Monty J. Bennett (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001-31775)

10.50	Mutual Exclusivity Agreement, dated August 8, 2018, dated August 8, 2018, by and among Ashford Hospitality Limited Partnership, Ashford Hospitality Trust, Inc. and Project Management LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001-31775)

10.51	Purchase Agreement, dated as of December 7, 2020, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on December 8, 2020) (File No. 001-31775)

10.52	Registration Rights Agreement, dated as of December 7, 2020, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on December 8, 2020) (File No. 001-31775)

Exhibit No.	Description of Document

10.53	Purchase Agreement, dated as of March 12, 2021, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on March 15, 2021) (File No. 001-31775)

10.54	Registration Rights Agreement, dated as of March 12, 2021, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on March 15, 2021) (File No. 001-31775)

10.55	Commitment Letter, dated December 26, 2020, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Oaktree Capital Management. L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on December 28, 2020) (File No. 001-31775)

10.56	Credit Agreement, dated as of January 15, 2021, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, OPPS AHT Holdings, LLC, ROF8 AHT PT, LLC, Oaktree Phoenix Investment Fund AIF (Delaware), L.P., and Oaktree Fund Administration, LLC, as administrative agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 15, 2021) (File No. 001-31775)

10.57	Investor Agreement, dated as of January 15, 2021, by and among Ashford Hospitality Trust, Inc., OPPS AHT Holdings, LLC and ROF8 AHT PT, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on January 15, 2021) (File No. 001-31775)

10.58	Subordination and Non-Disturbance Agreement, dated as of January 15, 2021, by and among Oaktree Fund Administration, LLC as the Administrative Agent and collateral agent on behalf of the Lenders, Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Remington Lodging & Hospitality, LLC, Premier Project Management, LLC and Lismore Capital II LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on January 15, 2021) (File No. 001-31775)

10.59	Standby Equity Distribution Agreement, dated as of January 22, 2021, by and between the Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 22, 2021) (File No. 001-31775)

10.60	Purchase Agreement, dated as of May 17, 2021, by and between the Company, Ashford Trust OP and Keystone Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 18, 2021 (File No. 001-31775).

10.61	Registration Rights Agreement, dated as of May 17, 2021, by and between the Company and Keystone Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on May 18, 2021 (File No. 001-31775).

10.62	Standby Equity Distribution Agreement, dated as of June 7, 2021, by and between the Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 8, 2021) (File No. 001-31775).

10.63	Purchase Agreement, dated as of June 18, 2021, by and between the Company, Ashford Trust OP and Seven Knots, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 21, 2021 (File No. 001-31775).

Exhibit No.	Description of Document

10.64	Registration Rights Agreement, dated as of June 18, 2021, by and between the Company and Seven Knots, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on June 21, 2021 (File No. 001-31775).

10.65	Purchase Agreement, dated as of July 2, 2021, by and between the Company, Ashford Trust OP and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on July 2, 2021 (File No. 001-31775).

10.66	Registration Rights Agreement, dated as of July 2, 2021, by and between the Company and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on July 2, 2021 (File No. 001-31775).

21.1	Registrant’s Subsidiaries Listing as of December 31, 2019 (incorporated by reference to Exhibit 21.1 to the Registrant’s Form 10-K, filed on March 12, 2020) (File No. 001-31775)

21.2	Registrant’s Special-Purpose Entities Listing as of December 31, 2019 (incorporated by reference to Exhibit 21.2 to the Registrant’s Form 10-K, filed on March 12, 2020) (File No. 001-31775)

23.1**	Consent of BDO USA, LLP

23.2**	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)

24	Power of Attorney (included on the signature page)

99.1	Amendment No. 8 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated December 9, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on December 15, 2020) (File No. 001-31775).

* Filed herewith.

** Previously filed.

† Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-11/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 24, 2021.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Deric S. Eubanks
Deric S. Eubanks
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints Deric S. Eubanks as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Name	Title	Date

/s/ J. Robison Hays, III	Chief Executive Officer and President; Director (Principal Executive Officer)	September 24, 2021
J. Robison Hays, III

/s/ Alex Rose	Executive Vice President, General Counsel and Secretary	September 24, 2021
Alex Rose

/s/ Deric S. Eubanks	Chief Financial Officer and Treasurer (Principal Financial Officer)	September 24, 2021
Deric S. Eubanks

/s/ Jeremy J. Welter	Chief Operating Officer	September 24, 2021
Jeremy J. Welter

/s/ Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	September 24, 2021
Mark L. Nunneley

Name	Title	Date

/s/ Monty J. Bennett	Director and Chairman of the Board	September 24, 2021
Monty J. Bennett

/s/ Benjamin J. Ansell, MD	Director	September 24, 2021
Benjamin J. Ansell, MD

/s/ Amish V. Gupta	Lead Director	September 24, 2021
Amish V. Gupta

/s/ Kamal Jafarnia	Director	September 24, 2021
Kamal Jafarnia

/s/ Frederick J. Kleisner	Director	September 24, 2021
Frederick J. Kleisner

/s/ Sheri L. Pantermuehl	Director	September 24, 2021
Sheri L. Pantermuehl

/s/ Alan L. Tallis	Director	September 24, 2021
Alan L. Tallis